EXHIBIT 10.22

INVESTMENT MANAGEMENT AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) is entered into by and between Employers Mutual Casualty Company, an Iowa corporation (hereinafter referred to as “EMCC”), and

Hamilton Mutual Insurance Company, an Iowa corporation ("Hamilton Mutual"); and

EMC Risk Services, LLC, an Iowa limited liability company ("ERS"); and

Union Insurance Company of Providence, an Iowa corporation ("Union"); and

EMC Property & Casualty Company, an Iowa corporation ("EMC P&C"); and

EMC Insurance Group Inc., an Iowa corporation ("Group"); and

EMCASCO Insurance Company, an Iowa corporation ("EMCASCO"); and

Illinois EMCASCO Insurance Company, an Iowa corporation ("Illinois EMCASCO"); and

Dakota Fire Insurance Company, a North Dakota corporation ("Dakota"); and

EMC Reinsurance Company, an Iowa corporation ("EMC Re"); and

EMC Underwriters, LLC, an Iowa limited liability company ("Underwriters")

(collectively all of the companies listed, with the exception of EMCC, shall be referred to as "the Companies").

WHEREAS, EMCC maintains an investment department and an accounting department knowledgeable in the regulatory requirements governing insurance company investments; and

WHEREAS, the Companies believe it to be in their best interests to enter into an agreement with EMCC for the provision of investment management services; and

WHEREAS, EMCC and the Companies each desire that the investment management services of EMCC be made available as needed;

NOW, THEREFORE, in consideration of the mutual promises stated in this Agreement and intending to be legally bound, the parties agree as follows:

1.             SERVICES PERFORMED BY EMCC

Upon request by the Companies and acceptance and approval by EMCC, EMCC shall perform those mutually agreed upon investment management services reasonably required to assist the Companies, which may include, but not be limited to:

-          Serving as a centralized point for handling invested assets such as bonds, stocks, short-term investments and certain other invested assets

-          Identifying investments to provide for the funding of liabilities, organizing the custody of those assets and transferring funds to meet operational needs;

-	Establishing and overseeing the activities of external investment managers;

-	Establishing and collateralizing lines of credit;

-	Preparing data for regulatory and rating agencies;

-          Preparing reports for various internal committees of each of the Companies; and

-	Overseeing securities lending activities.

2.   Compensation.            Each of the companies that comprise the Companies shall reimburse EMCC for the cost of their investment management services which will include actual expenses incurred by each company (paid by EMCC) plus an allocation of other investment expenses incurred by EMCC, which is based on a weighted-average of total invested assets and number of investment transactions of each company. Payments for all said investment management expenses and/or costs shall be due to EMCC no later than forty-five (45) days after the end of each quarter.

3.   Effective Date. Subject to any necessary regulatory approval, the effective date of this Agreement shall be December 31, 2007.

4.   Term.  The term of this Agreement shall be for a period of one (1) year, and will automatically extend for additional one (1) year terms unless written notice is given by one of the parties at least ninety (90) days prior to the expiration of the then-current one-year term, in accordance with the requirements set out below.

5.   Termination.   Any party may terminate its involvement in this Agreement upon ninety (90) days prior written notice to the other party or parties. Notwithstanding the foregoing, the parties may agree to a shorter termination period by written agreement signed by the terminating parties. Any of the individual companies that comprise the Companies may terminate its involvement in this Agreement without causing this entire Agreement to terminate, and EMCC may terminate its agreement with any of the individual companies that comprise the Companies without terminating the entire Agreement.

Any party may terminate this Agreement at any time upon delivery of written notice to the other (i) if the other party applies for or consents to the appointment of a receiver, trustee, or liquidator of all, or a substantial part of, its assets, files a voluntary petition in bankruptcy, admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, files a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law; or (ii) if an order, judgment, or decree is entered by a court of competent jurisdiction adjudicating the other party bankrupt or insolvent, approving a petition seeking reorganization, or appointing a receiver, trustee or liquidator of all or a substantial part of its assets.

In the event of termination by any party for any reason, EMCC shall (i) proceed to transfer all of its responsibilities under this Agreement to the terminating company or the Companies, or any management company designated by the terminating company or the Companies, in an orderly fashion subject to a full and complete accounting, and (ii), if so requested by the terminating company or the Companies, make a good faith effort to find another company to provide the services performed by EMCC for the benefit of the Companies pursuant to this Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns.

Independent Contractors. Nothing in this Agreement shall affect the separate identities of the Companies and EMCC. Except as specifically agreed herein, no party to this Agreement intends to be the partner or agent of the other. No party intends to limit any other party in any manner in the conduct of its businesses, ventures, or activities not specifically provided for in this Agreement.

Amendments.       This Agreement may be amended at any time by mutual agreement of the parties, provided that any amendment shall be in writing signed by the parties and shall be subject to regulatory approval before it becomes effective.

Indemnity.

The Companies shall indemnify and hold harmless EMCC and will reimburse EMCC for any loss, liability, claim, damage, expense, including cost of investigation and defense and reasonable attorney fees and expenses, sustained or incurred by EMCC arising out of or relating to any breach by the Companies of its duties, obligations, or representations under this Agreement.

EMCC shall indemnify and hold harmless the Companies and will reimburse the Companies for any loss, liability, claim, damage, expense, including cost of investigation and defense and reasonable attorney fees and expenses, sustained or incurred by the Companies arising out of or relating to any breach by EMCC of its duties, obligations, or representations under this Agreement.

Counterparts.  This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute but one and the same instrument,

but none of which will be deemed to be binding unless and until all parties have signed this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 2nd day of January, 2008, to be effective as of December 31, 2007.

EMPLOYERS MUTUAL CASUALTY COMPANY

By:	/s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

HAMILTON MUTUAL INSURANCE COMPANY

By:	/s/ Raymond W. Davis
Raymond W. Davis
Senior Vice President - Investments

EMC RISK SERVICES, LLC

By:	/s/ Jean S. Bloomburg
Jean S. Bloomburg
President and Chief Operating Officer

UNION INSURANCE COMPANY OF PROVIDENCE

By:	/s/ Raymond W. Davis
Raymond W. Davis
Senior Vice President and Treasurer

EMC PROPERTY & CASUALTY COMPANY

By:	Raymond W. Davis
Raymond W. Davis
Senior Vice President and Treasurer

EMC INSURANCE GROUP INC.

By:	Raymond W. Davis
Raymond W. Davis
Senior Vice President and Treasurer

EMCASCO INSURANCE COMPANY

By:	Raymond W. Davis
Raymond W. Davis
Senior Vice President and Treasurer

ILLINOIS EMCASCO INSURANCE COMPANY

By:	Raymond W. Davis
Raymond W. Davis
Senior Vice President and Treasurer

DAKOTA FIRE INSURANCE COMPANY

By:	Raymond W. Davis
Raymond W. Davis
Senior Vice President - Investments

EMC REINSURANCE COMPANY

By:	/s/ Ronnie D. Hallenbeck
Ronnie D. Hallenbeck
President and Chief Operating Officer

EMC UNDERWRITERS, LLC

By:	/s/ Daniel C. Crew
Daniel C. Crew
President and Chief Operating Officer